Exhibit 99.2

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1:	Name and Address of Company

Zymeworks Inc. (“Zymeworks” or the “Company”)
1385 West 8th Avenue, Suite 540
Vancouver, BC, Canada
V6H 3V9

Item 2:	Date of Material Change

June 4, 2019

Item 3:	News Release

A news release announcing the material change was disseminated through the facilities of Business Wire on June 4, 2019 and a copy was filed on the Company’s profile at www.sedar.com.

Item 4:	Summary of Material Change

On June 4, 2019, Zymeworks announced the appointment of Sue Mahony, Ph.D., MBA and Troy Cox, MBA, to the Company’s board of directors (the “Board”) as independent members.

Item 5:	Full Description of Material Change

5.1 Full Description of Material Change

On June 4, 2019, Zymeworks announced the appointment of two new independent members to its Board, further enhancing the Board’s commercial expertise. The new Board members are Sue Mahony, Ph.D., MBA, a pharmaceutical executive with over 30 years of combined experience with Eli Lilly and Company (“Lilly”), Schering-Plough, Amgen, and Bristol-Myers Squibb, and Troy Cox, MBA, who has served in numerous senior leadership positions at leading biopharmaceutical companies such as Foundation Medicine, Roche-Genentech, UCB BioPharma, Sanofi-Aventis, and Schering-Plough.

Sue Mahony brings extensive operational, clinical, and commercialization experience. Most recently, she served as Senior Vice President of Lilly and President of Lilly Oncology. While at Lilly, she held numerous senior leadership positions and led organizations in Europe, the US, Canada, Japan, and China; successfully developed, launched, and commercialized several global brands; and was a member of Lilly’s Executive Committee for 10 years. Prior to joining Lilly, Dr. Mahony served in sales and marketing roles in Europe for over a decade for Schering-Plough, Amgen, and Bristol-Myers Squibb. She also serves on the Board of Directors of Assembly Biosciences and Vifor Pharma. Dr. Mahony received a B.Sc. and a Ph.D. from Aston University and an MBA from London Business School.

Troy Cox brings extensive biotech business and executive leadership experience to Zymeworks’ Board of Directors. Formerly, he served as President, Chief Executive Officer, and on the Board of Directors of Foundation Medicine, Inc., where he helped to advance oncology molecular science, partnered with biopharma, and secured reimbursement to deliver more advanced oncology care, thus shaping the oncology research, diagnostic, and data industries. Mr. Cox has also served as Senior Vice President, Sales & Marketing at Genentech, leading the oncology portfolio, as President of Central Nervous System (“CNS”) Operations at UCB BioPharma with responsibility for developing and commercializing therapeutics for complex CNS diseases, and in various senior commercial leadership roles at Sanofi-Aventis and Schering-Plough. Mr. Cox received a B.B.A. in finance from the University of Kentucky and an MBA from the University of Missouri.

5.2 Disclosure of Restructuring Transactions

Not applicable.

Item 6:	Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7:	Omitted Information

Not applicable.

Item 8:	Executive Officer

For further information, please contact Neil Klompas, Chief Financial Officer of the Company at (604) 678-1388.

Item 9:	Date of Report

June 4, 2019

Cautionary Note Regarding Forward-Looking Statements

This material change report includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this material change report include, but are not limited to, statements that relate to the expected leadership to be provided by the new directors, Zymeworks’ anticipated advancement of its clinical pipeline towards commercialization and of its preclinical pipeline, advancements in Zymeworks’ partners therapeutic programs, the speed and outcome of drug development plans, and other information that is not historical information. When used herein, words such as “enable”, “plan”, “expect”, “will”, “may”, “look forward to”, “continue” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2019 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.